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                                                                     Exhibit 4.2


                                    SUPPLEMENTAL INDENTURE (this "Supplemental
                           "Indenture") dated as of March 19, 2004 among AURORA FOODS INC., a Delaware corporation ("Aurora"); SEA COAST FOODS, INC., a Washington corporation (the "New Guarantor") and a subsidiary of Aurora; PINNACLE FOODS HOLDING CORPORATION, a Delaware corporation (the "Company"); PINNACLE FOODS CORPORATION, a Delaware corporation, PF SALES, LLC, a Delaware limited liability company, PF DISTRIBUTION, LLC, a Delaware limited liability company, PINNACLE FOODS BRANDS CORPORATION, a Delaware corporation, PF STANDARDS CORPORATION, a New Jersey corporation, PINNACLE FOODS MANAGEMENT CORPORATION, a Connecticut corporation, and PF SALES (N. CENTRAL REGION) CORP., a Delaware corporation (together, the "Existing Guarantors" and, together with the New Guarantor, the "Note Guarantors"); and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

            WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of November 25, 2003, providing for the issuance of an unlimited amount of 8-1/4% Senior Subordinated Notes due 2013 (the "Securities");

            WHEREAS, pursuant to an agreement and plan of reorganization and merger dated as of November 25, 2003, as amended as of January 8, 2004, the Company is merging with and into Aurora on even date herewith, with Aurora continuing as the surviving corporation;

            WHEREAS a condition to the release of the escrow property described in the escrow agreement between the Company and the Trustee dated as of February 20, 2004, is Aurora's assumption of all obligations under the Indenture;

            WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein;

            WHEREAS Section 9.01(a)(iv) of the Indenture provides that the Company, the Note Guarantors and the Trustee may amend the Indenture to make any change that would provide any additional rights or benefits to holders of Securities or that does not adversely affect the legal rights under the
Indenture of any such holder; and
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                                                                               2


            WHEREAS, pursuant to Section 11.07 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Aurora, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. Assumption of Obligations. Aurora hereby assumes all the Company's obligations under the Indenture.

            2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the obligations of the Company and Aurora under the Securities on the terms and subject to the conditions set forth in Articles XI and XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

            3. Amendment of Section 5.01. Section 5.01 of the Indenture is amended by adding the following provisions:

      (e) A Note Guarantor may not directly or indirectly, (x) consolidate or merge with or into another Person (whether or not such Note Guarantor is the surviving Person) or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets unless, in the case of clauses (x) and (y) above:

            (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (ii) either:

                  (A) the Person acquiring the property in any such sale or
            disposition of the Person formed by or surviving any such consolidation or merger, if other than such Note Guarantor, assumes all the obligations of that Note Guarantor under this Indenture, its Guarantee and the Registration Agreement pursuant to a supplemental indenture satisfactory to the Trustee and completes all other required documentation; or

                  (B) in the case of a sale or disposition constituting an Asset
            Sale, the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.06.

      (f) Notwithstanding Section 5.01(e), a Restricted Subsidiary may consolidate with, merge into or transfer all or part of its assets and properties to the Company or a Subsidiary of the Company that is a Note Guarantor.
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            4. Ratification of Indenture; Supplemental Indenture Part of
Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.




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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                   AURORA FOODS INC.

                                        By:    /s/ M. Kelley Maggs
                                           -------------------------------------
                                           Name:  M. Kelley Maggs
                                           Title: Senior Vice President

                                   SEA COAST FOODS, INC.

                                        By:    /s/ M. Kelley Maggs
                                           -------------------------------------
                                           Name:  M. Kelley Maggs
                                           Title: Senior Vice President

                                   PINNACLE FOODS HOLDING CORPORATION

                                        By:   /s/ M. Kelley Maggs
                                           -------------------------------------
                                           Name:  M. Kelley Maggs
                                           Title: Senior Vice President

                                   PINNACLE FOODS CORPORATION,
                                   PF SALES, LLC,
                                   PF DISTRIBUTION, LLC,
                                   PINNACLE FOODS BRANDS CORPORATION,
                                   PF STANDARDS CORPORATION,
                                   PINNACLE FOODS MANAGEMENT  CORPORATION and
                                   PF SALES (N. CENTRAL REGION) CORP.,
                                   as Note Guarantors

                                        By:    /s/ M. Kelley Maggs
                                           -------------------------------------
                                           Name:  M. Kelley Maggs
                                           Title: Senior Vice President

                                   WILMINGTON TRUST COMPANY, as Trustee
                                        By:   /s/ Mary St. Amand
                                           -------------------------------------
                                           Name:  Mary St. Amand
                                           Title: Assistant Vice President